Exhibit 99.2

THE BROADBAND NETWORK SOLUTIONS

BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED FINANCIAL STATEMENTS

As of December 26, 2014 and September 26, 2014 and

for the quarterly periods ended December 26, 2014 and

December 27, 2013

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Quarters Ended
	December 26,	December 27,
	2014	2013
	(in thousands)
Net sales	$417,062	$463,983
Cost of sales	266,832	290,599

Gross margin	150,230	173,384
Selling expenses	50,184	59,149
General and administrative expenses	36,982	38,908
Research, development, and engineering expenses	25,082	24,331
Restructuring and other charges, net	1,658	1,714

Operating income	36,324	49,282
Interest income	201	142
Interest expense	(754)	(760)

Income before income taxes	35,771	48,664
Income tax expense	(9,589)	(11,038)

Net income	$26,182	$37,626

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Quarters Ended
	December 26,	December 27,
	2014	2013
	(in thousands)
Net income	$26,182	$37,626
Other comprehensive income (loss):
Currency translation	(22,433)	613
Adjustments to unrecognized pension benefit costs, net of income taxes	994	(166)

Other comprehensive income (loss)	(21,439)	447

Comprehensive income	$4,743	$38,073

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	December 26,	September 26,
	2014	2014
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$16,975	$16,864
Accounts receivable, net of allowance for doubtful accounts of $ 21,940 and $19,301, respectively	312,819	382,046
Inventories	239,212	239,157
Prepaid expenses and other current assets	47,570	70,803
Deferred income taxes	45,303	45,303

Total current assets	661,879	754,173
Property, plant, and equipment, net	197,514	205,500
Goodwill	586,587	588,982
Intangible assets, net	232,852	241,217
Deferred income taxes	171,942	168,423
Other assets	5,799	6,478

Total Assets	$1,856,573	$1,964,773

Liabilities and Business Unit Equity
Current liabilities:
Current maturities of long-term debt	$89,474	$89,497
Accounts payable	131,155	160,313
Accrued and other current liabilities	144,907	176,986
Deferred revenue	2,104	2,464

Total current liabilities	367,640	429,260
Long-term pension liabilities	7,149	8,409
Deferred income taxes	30,114	30,114
Income taxes	14,056	14,553
Other liabilities	31,952	32,473

Total Liabilities	450,911	514,809

Commitments and contingencies (Note 8)
Business Unit Equity:
Parent company investment	1,397,637	1,420,500
Accumulated other comprehensive income	8,025	29,464

Total Business Unit Equity	1,405,662	1,449,964

Total Liabilities and Business Unit Equity	$1,856,573	$1,964,773

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF BUSINESS UNIT EQUITY

(UNAUDITED)

	Parent Company Investment	Accumulated Other Comprehensive Income	Total Business Unit Equity
	(in thousands)
Balance at September 26, 2014	$1,420,500	$29,464	$1,449,964
Net income	26,182	—	26,182
Other comprehensive loss	—	(21,439)	(21,439)

Total comprehensive income (loss)	26,182	(21,439)	4,743
Net decrease in Parent company investment	(49,045)	—	(49,045)

Balance at December 26, 2014	$1,397,637	$8,025	$1,405,662

Balance at September 27, 2013	$1,473,428	$52,752	$1,526,180
Net income	37,626	—	37,626
Other comprehensive income	—	447	447

Total comprehensive income	37,626	447	38,073
Net decrease in Parent company investment	(7,774)	—	(7,774)

Balance at December 27, 2013	$1,503,280	$53,199	$1,556,479

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Quarters Ended
	December 26, 2014	December 27, 2013
	(in thousands)
Cash Flows From Operating Activities:
Net income	$26,182	$37,626
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	15,327	16,645
Non-cash restructuring charges	76	1,061
Deferred income taxes	(3,519)	(2,783)
Provision for losses on accounts receivable and inventories	6,901	7,533
Share-based compensation expense	1,925	1,908
Changes in assets and liabilities
Accounts receivable, net	58,784	(1,304)
Inventories	(11,350)	(26,717)
Prepaid expenses and other current assets	22,431	2,361
Accounts payable	(27,357)	2,433
Accrued and other current liabilities	(32,108)	(18,341)
Other	(305)	(1)

Net cash provided by operating activities	56,987	20,421

Cash Flows From Investing Activities:
Capital expenditures	(6,886)	(7,307)
Proceeds from sale of property, plant, and equipment and other	9	(215)

Net cash used in investing activities	(6,877)	(7,522)

Cash Flows From Financing Activities:
Repayment of long-term debt	(59)	(53)
Net financing activities with Parent and Parent’s subsidiaries	(49,079)	(11,360)

Net cash used in financing activities	(49,138)	(11,413)

Effect of currency translation on cash	(861)	(323)
Net increase in cash and cash equivalents	111	1,163
Cash and cash equivalents at beginning of period	16,864	22,473

Cash and cash equivalents at end of period	$16,975	$23,636

See Notes to Condensed Combined Financial Statements.

THE BROADBAND NETWORK SOLUTIONS BUSINESS OF TE CONNECTIVITY LTD.

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Presentation

The unaudited Condensed Combined Financial Statements of the Broadband Network Solutions business (“BNS” or the “Company,” which may be referred to as “we, “us,” or “our”) of TE Connectivity Ltd. (“TE Connectivity” or “Parent”) have been prepared in United States (“U.S.”) dollars, in accordance with accounting principles generally accepted in the U.S. (“GAAP”). In management’s opinion, the unaudited Condensed Combined Financial Statements contain all normal recurring adjustments necessary for a fair presentation of interim results. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire fiscal year or any subsequent interim period.

The assets and liabilities in the Condensed Combined Financial Statements have been reflected on a historical cost basis, as included in the historical Condensed Consolidated Balance Sheets of Parent. The Condensed Combined Statements of Operations include allocations for a) certain support functions that are provided on a centralized basis by Parent and historically recorded at the business unit level, as well as b) corporate costs not historically allocated by Parent to the business unit level. These expenses include departmental charges related to executive office, finance, tax, treasury, human resources, information technology, and legal, among others. These expenses have been allocated to BNS on the basis of direct usage when identifiable, with the remainder allocated on a proportional basis of operating income, headcount or other measures of BNS or Parent. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include the actual expenses that would have been incurred by BNS and may not reflect the combined results of operations, financial position, and cash flows had it been a stand-alone business during the periods presented. Actual costs that would have been incurred had BNS been a stand-alone business would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

The year-end balance sheet data was derived from audited financial statements, but does not include all of the information and disclosures required by GAAP. These financial statements should be read in conjunction with our audited Combined Financial Statements for the fiscal year ended September 26, 2014.

Unless otherwise indicated, references in the Condensed Combined Financial Statements to fiscal 2015 and fiscal 2014 are to our fiscal years ending September 25, 2015 and September 26, 2014, respectively.

2. Restructuring and Other Charges, Net

Restructuring and other charges, net consist primarily of restructuring charges related to employee severance.

Activity in our restructuring reserves during the first quarter of fiscal 2015 is summarized as follows:

	Balance at Beginning of Period	Charges	Changes in Estimate	Cash Payments	Non-Cash Items and Other(1)	Balance at End of Period
	(in thousands)
Fiscal 2014 Actions	$11,101	$76	$2	$(1,039)	$(392)	$9,748
Pre-Fiscal 2014 Actions	44,930	1,469	52	(6,348)	(1,802)	38,301

Total Fiscal 2015 activity	$56,031	$1,545	$54	$(7,387)	$(2,194)	$48,049

(1)	Includes non-cash charges associated with asset write-offs and the effects of currency translation.

Activity in our restructuring reserves during the first quarter of fiscal 2014 is summarized as follows:

	Balance at Beginning of Period	Charges	Changes in Estimate	Cash Payments	Non-Cash Items and Other(1)	Balance at End of Period
			(in thousands)
Fiscal 2013 Actions	$63,864	$2,026	$(11)	$(4,605)	$467	$61,741
Pre-Fiscal 2013 Actions	14,558	332	(633)	(2,261)	37	12,033

Total Fiscal 2014 activity	$78,422	$2,358	$(644)	$(6,866)	$504	$73,774

(1)	Includes non-cash charges associated with asset write-offs and the effects of currency translation.

Fiscal 2014 Actions

During fiscal 2014, we initiated a restructuring program associated with headcount reductions and manufacturing site closures. In connection with this program, during the quarter ended December 26, 2014, we recorded net restructuring charges of $78 thousand, primarily related to manufacturing site closures. We expect to complete all restructuring programs commenced in fiscal 2014 by the end of fiscal 2015. As of December 26, 2014, we do not expect to incur any additional charges related to restructuring actions commenced in fiscal 2014.

Pre-Fiscal 2014 Actions

In connection with the restructuring actions initiated prior to fiscal 2014, during the quarters ended December 26, 2014 and December 27, 2013, we recorded net restructuring charges of $1,521 thousand and $1,714 thousand, respectively. As of December 26, 2014, we expect to incur additional charges of approximately $1,077 thousand related to pre-fiscal 2014 actions.

Total Restructuring Reserves

Restructuring reserves included on the Condensed Combined Balance Sheets were as follows:

	December 26, 2014	September 26, 2014
	(in thousands)
Accrued and other current liabilities	$35,201	$43,182
Other liabilities	12,848	12,849

Restructuring reserves	$48,049	$56,031

3. Inventories

Inventories consisted of the following:

	December 26, 2014	September 26, 2014
	(in thousands)
Raw materials	$42,542	$46,267
Work in progress	54,550	61,484
Finished goods	142,120	131,406

Inventories	$239,212	$239,157

4. Goodwill

The changes in the carrying amount of goodwill were as follows:

(in thousands)
September 26, 2014(1)	$588,982
Currency translation	(2,395)

December 26, 2014(1)	$586,587

(1)	As of September 26, 2014 and December 26, 2014, there were no accumulated impairment losses related to the BNS reporting units.

5. Intangible Assets, Net

Intangible assets consisted of the following:

	December 26, 2014			September 26, 2014
	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
	(in thousands)
Intellectual property	$232,520	$(109,412)	$123,108	$229,623	$(105,466)	$124,157
Customer relationships	168,982	(62,708)	106,274	169,577	(58,836)	110,741
Other	6,211	(2,741)	3,470	8,927	(2,608)	6,319

Total	$407,713	$(174,861)	$232,852	$408,127	$(166,910)	$241,217

Intangible asset amortization expense was $7,772 thousand and $7,702 thousand during the first quarters of fiscal 2015 and 2014, respectively.

The aggregate amortization expense on intangible assets is expected to be as follows:

(in thousands)
Remainder of fiscal 2015	$23,211
Fiscal 2016	30,885
Fiscal 2017	30,868
Fiscal 2018	30,868
Fiscal 2019	30,868
Fiscal 2020	29,887
Thereafter	56,265

Total	$232,852

6. Accrued and Other Current Liabilities

Accrued and other current liabilities consisted of the following:

	December 26,	September 26,
	2014	2014
	(in thousands)
Accrued payroll and employee benefits	$45,215	$69,076
Restructuring reserves	35,201	43,182
Value-added and other duties and taxes payable	22,405	24,125
Income taxes payable	8,542	6,542
Deferred income taxes	3,627	3,627
Other	29,917	30,434

Accrued and other current liabilities	$144,907	$176,986

7. Debt

Debt, which is principally reflected in current maturities of long-term debt on the Condensed Combined Balance Sheets at December 26, 2014 and September 26, 2014, consists primarily of 3.50% convertible subordinated notes (the “2015 Notes”) due in July 2015. Parent will provide the funds, via an increase in Parent company investment, necessary to repay the 2015 Notes.

8. Commitments and Contingencies

Legal Proceedings

In the ordinary course of business, we are subject to various legal proceedings and claims, including patent infringement claims, product liability matters, employment disputes, disputes on agreements, other commercial disputes, environmental matters, antitrust claims, and tax matters, including non-income tax matters such as value added tax, sales and use tax, real estate tax, and transfer tax. Although it is not feasible to predict the outcome of these proceedings, based upon our experience, current information, and applicable law, we do not expect that the outcome of these proceedings, either individually or in the aggregate, will have a material effect on our results of operations, financial position, or cash flows.

9. Retirement Plans

Defined Benefit Pension Plans

The net periodic pension benefit cost for pension plans that were fully dedicated to the BNS business was as follows:

	December 26,	December 27,
	2014	2013
	(in thousands)
Service cost	$1,118	$1,031
Interest cost	502	646
Expected return on plan assets	(1,067)	(1,152)
Amortization of net actuarial loss	122	151
Amortization of prior service cost	60	—

Net periodic pension benefit cost	$735	$676

Shared Pension Plans

Certain BNS employees participate in various defined benefit pension plans sponsored by Parent (the “Shared Plans”). Pension expense, calculated as actuarially determined service and interest cost, for BNS employees that participate in these shared plans was $717 thousand and $839 thousand in the first quarters of fiscal 2015 and 2014, respectively. The Condensed Combined Balance Sheets do not include any liabilities associated with the Shared Plans.

10. Income Taxes

We recorded income tax provisions of $9,589 thousand and $11,038 thousand for the quarters ended December 26, 2014 and December 27, 2013, respectively. The tax provisions reflect income tax benefits recognized in connection with the profitability of certain entities operating in lower tax jurisdictions.

We record accrued interest as well as penalties related to uncertain tax positions as part of the provision for income taxes. As of December 26, 2014, we had recorded $4,806 thousand of accrued interest and penalties related to uncertain tax positions, all of which was recorded in income taxes on the Condensed Combined Balance Sheet. During the three months ended December 26, 2014, we recognized $200 thousand of expense related to interest and penalties on the Condensed Combined Statement of Operations. As of September 26, 2014, the balance of accrued interest and penalties was $5,150 thousand, all of which was recorded in income taxes on the Condensed Combined Balance Sheet.

BNS’s U.S. operations were included in various income tax returns which were filed on a unitary, consolidated, or stand-alone basis in multiple U.S. jurisdictions, which generally have statutes of limitations ranging from 3 to 4 years.

BNS’s non-U.S. operations were included in various income tax returns of non-U.S. subsidiaries which file income tax returns in the countries in which they have operations. Generally, these countries have statutes of limitations ranging from 3 to 10 years.

Although it is difficult to predict the timing or results of our worldwide examinations, we estimate that up to approximately $2,200 thousand of unrecognized income tax benefits, excluding the impact relating to accrued interest and penalties, could be resolved within the next twelve months.

We are not aware of any other matters that would result in significant changes to the amount of unrecognized income tax benefits reflected on the Condensed Combined Balance Sheet as of December 26, 2014.

11. Share Plans

Total share-based compensation expense, which was included in general and administrative expenses on the Condensed Combined Statements of Operations, was $1,925 thousand and $1,908 thousand during the first quarters of fiscal 2015 and 2014, respectively.

12. Related Party Transactions, Parent’s Net Investment, and Significant Transactions

Related Party Transactions

All significant intercompany transactions and accounts within BNS’s combined businesses have been eliminated. All intercompany transactions between BNS and Parent and/or Parent’s other subsidiaries have been included in the Condensed Combined Financial Statements as changes in Parent company investment. As the books and records of BNS were not kept on a separate-company basis, the determination of the average net balance due to or from Parent was not practicable.

Corporate Allocations and Parent Company Investment

Historically, Parent has provided services to, and funded certain expenses for BNS that have been included as a direct component of BNS’s historical accounting records, such as information technology, global operations, legal, and finance (the “direct allocations”). In addition, the Condensed Combined Financial Statements include general corporate expenses of Parent which were not historically allocated to BNS for certain support functions that are provided on a centralized basis within Parent and not recorded at the business unit level (“general corporate expenses”). The general corporate expenses often related to the same or similar functions as the direct allocations, but were not recorded at the business unit level for Parent financial reporting purposes. For purposes of these stand-alone financial statements, the general corporate expenses have been allocated to BNS. The direct allocations and general corporate expenses are included in the Condensed Combined Statements of Operations as components of cost of sales; selling expenses; research, development, and engineering expenses; and general and administrative expenses, respectively, and accordingly, as a component of business unit equity. These expenses have been allocated to BNS on a pro rata basis of operating income. Management believes the assumptions underlying the Condensed Combined Financial Statements, including the assumptions regarding allocating general corporate expenses from Parent, are reasonable. Nevertheless, the Condensed Combined Financial Statements may not include all of the actual expenses that would have been incurred and may not reflect BNS’s combined results of operations, financial position, and cash flows had it been a stand-alone company during the periods presented. Actual costs that would have been incurred if BNS had been a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. The corporate allocations made during the first quarters of fiscal 2015 and 2014 of $37,803 thousand and $32,207 thousand, respectively, included both general corporate expenses of Parent which were not historically allocated to BNS of $10,458 thousand, and $8,125 thousand, respectively, and the direct allocations historically recorded on BNS’s accounting records of $27,345 thousand and $24,082 thousand, respectively.

All significant intercompany transactions between BNS and Parent are considered to be effectively settled for cash at the time the separation of BNS from Parent is recorded. As discussed above, the total net effect of the settlement of these intercompany transactions is reflected in the Condensed Combined Statements of Cash Flows as a financing activity and in the Condensed Combined Balance Sheets as Parent company investment.

13. Subsequent Events

BNS has evaluated subsequent events through February 13, 2015, the date the Condensed Combined Financial Statements were issued.

On January 27, 2015, Parent entered into a definitive agreement to sell BNS for $3 billion in cash, subject to a final working capital adjustment. The transaction is expected to close during calendar 2015 contingent on customary closing conditions and regulatory approvals. No other significant subsequent events have occurred through this date requiring adjustment to the Condensed Combined Financial Statements or disclosures.